Exhibit 10.34
                          AGREEMENT - Antony D. Redfern

     THIS AGREEMENT is made this first day of September 1997 BETWEEN CARNEGIE INTERNATIONAL, INC of Baltimore, Maryland, United States of America hereinafter called "Carnegie" (which shall include its successors in title and assigns) AND ANTONY D. REDFERN of Saffron Walden, United Kingdom, hereinafter called "the Consultant".

     WHEREAS:

     Carnegie has associated companies hereinafter called "the Associates" which are engaged in the business of audio text services and related services in various countries not including the United Kingdom and with clients none of whom are resident or carrying on business in the United Kingdom, and

     Carnegie has requested the Consultant to provide advice and administrative services related to market research and development, promotional techniques, sales, technical matters and budgetary controls to the Associates, which the Consultant has agreed to do

     NOW THEREFORE the parties agree as follows:

     1.  GENERAL NATURE AND EXTENT OF SERVICES

         1.1 Services will be advisory and consultative in nature, and the Associates from time to time will have the sole responsibility for the implementation of the advice received.

         1.2 The services will be rendered from the Consultant's office through correspondence, telephone, facsimile, e - mail, the use of computers, periodic visits of Carnegie's and the Associates' personnel, travel by the Consultant to promote the interests of the Associates and other means mutually agreed from time to time.

         1.3 The Consultant may engage other firms or persons to assist in the rendition of services herein or to perform all or any part of such services.

         1.4 In all his services the Consultant will endeavor to provide technically sound information and the advice of technically competent personnel. However, the Consultant makes no warranty as to the accuracy or effectiveness of such information or advice, or as to the results which may be obtained by Carnegie for the Associates through the use thereof.

      2. TERM
                  The term of this agreement shall be until 31 December 1998 and shall automatically be renewed for succeeding one year periods thereafter, unless either party shall have given written notice to the other party at least one year before the end of the then current term of its intention to terminate at the end of such term.

      3. CONSIDERATION

           3.1 During the continuance of the service herein Carnegie shall pay the Consultant as net remuneration without any deduction and taxes, a monthly fee on the last day of each calendar month at the basic rate of US$ 200,000 (two hundred thousand United States dollars) per annum, which shall be deemed to accrue from day to day.

           3.2 The Associates or Carnegie shall reimburse to the Consultant all traveling, hotel, subsistence entertainment, telephone, facsimile, e-mail, postage, and other expenses which the Consultant may from time to time incur in the course of providing the services herein.

           3.3. The Consultant's annual basic fee shall be reviewed every six months by Carnegie together with the Consultant. Such reviews shall not consider any reduction to the annual rate.

           3.4. In addition to his fee, the Consultant will be paid within fourteen days of the completion of the

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                  quarterly financial statements of Carnegie's subsidiary
                  company Talidan Limited, hereinafter called 'Talidan" a bonus on the net profits of Talidan before taxation and before management charges from Carnegie or its Associates other than fees payable to the Consultant, calculated according to the table in Schedule A hereto. The bonus shall be paid not later than 45 days after the end of each calendar quarter.

      4.  ASSIGNMENTS

      This agreement may not be assigned, in whole or in part, without the written consent of both parties.

      4.  RESTRICTIONS

      4.1 Throughout the duration of this Agreement the Consultant shall not participate in any business which competes with Talidan.

      4.2 Except as required in the performance of his services, or as agreed in writing by Carnegie, the Consultant will not disclose to any third party any information pertaining to Carnegie or its Associates which the Consultant is told and should reasonably know is confidential. The Consultant shall not be prevented from using or disclosing information which has become general knowledge available to the public through no default by the Consultant.

     4.3 The Consultant agrees to return upon request confidential information relating to Carnegie or its associates.

     4.4 The Consultant shall comply with Carnegie's rules in relations to dealings in its shares and other securities.

     4.5 Unless this Agreement has been terminated by Carnegie, the Consultant shall not directly or indirectly for a period of six months after the termination date hold any material interest or position in any business which is in competition with Talidan.

     5.  APPLICABLE LAW

         This agreement shall be governed and construed in all respects including validity, interpretation and enforcement, in accordance with the laws of England.

     IN WITNESS whereof this agreement has been signed by or on behalf of the parties hereto the day and year first before written.

                 SIGNED for and on behalf of CARNEGIE INTERNATIONAL, INC: in the presence of

     SIGNED By                  /s/ Antony D. Redfern

                                    ANTONY D REDFERN:
                                  in the presence of-

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                                   SCHEDULE A
                 Formula for the calculation of bonuses payable
                         (in terms of Clause 3.4 hereto)


       NET PROFITS                    BONUS
       -----------                    -----
           $                          $
up to 1,000,000              Nil
1,000,001 - 1,500,000        2 % of excess over $ 1,000,000
1,500,001 - 5,000,000        $ 10,000 plus 4 % of excess over $ 1,500,000
greater than 5,000,000       $ 150,000 plus 6 % of excess over $ 5,000,000